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                                                               Exhibit 10(ii)26

                      MASTER EQUIPMENT LEASE AGREEMENT
                      --------------------------------

                                                                   No.
                                                                       -------

This is a Master Equipment Lease Agreement between National City Leasing Corporation, a Kentucky corporation, whose principal office is located at 101 South Fifth Street, Louisville, Kentucky 40202 ("National City") and OHM Remediation Services Corp., an Ohio corporation, whose principal office is located 16406 U.S. Route 224 East, Findlay, Ohio 45840 ("Lessee").

1. LEASE. National City agrees to lease to Lessee and Lessee agrees to lease from National City, subject to the terms and conditions set forth herein, the items of personal property (the "Equipment") described in each Equipment Schedule (a "Schedule") executed and delivered by the parties hereto and incorporating the terms of this Master Equipment Lease Agreement by reference therein (the "Lease"). The terms "Agreement", "hereof", "herein", and "hereunder", when used in this Lease, shall mean this Lease, each Schedule and any schedule thereto. This Agreement constitutes an agreement of lease and nothing herein contained shall be construed as conveying to Lessee any right, title, or interest in the Equipment except as lessee only. The parties agree that this Lease is a "Finance Lease" as defined in (S)2A-103(q) of the Uniform Commercial Code ("UCC"). Lessee acknowledges either

    (a) that Lessee has reviewed and approved any written Supply Contract (as defined in UCC (S)2A-103(y)) covering the Equipment purchased from the Supplier (as defined in UCC (S)2A-103(x))thereof for lease to Lessee or

    (b) that National City has informed or advised Lessee, in writing, either previously or by this Lease of the following:

         (i)   the identity of the Supplier;

         (ii)  that the Lessee may have rights under the Supply Contract; and

         (iii) that the Lessee may contract the Supplier for a description of any such rights Lessee may have under the Supply Contract

2. TERM; ACCEPTANCE; RENT; RETURN. The term of lease of each item of Equipment shall commence date the Lessee accepts the Equipment (the "Commencement Date") as evidenced by the acceptance of the Equipment covered thereby for all purposes of this Agreement. Lessee shall pay to National City (at National City's office specified above, or as National City may otherwise designate), rent as specified in each Schedule. Each date on which an installment of rent is payable is hereinafter
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    called a "Rent Payment Date". As to each Schedule the first Rent Payment
    Date shall be the Rent Payment Date set forth therein, with the succeeding Rent Payment Dates on the corresponding day of each month thereafter. In addition, if applicable, Lessee shall pay interim rent for the period between the Commencement Date and the first Rent Payment Date, based on a 30-day month and the number of days between the Commencement Date and the first Rent Payment Date. Lessee shall also pay to National City, on demand, a late payment charge of 1 % of each installment of rent and any other amount owing hereunder which is not paid when due. Unless the Lessee elects otherwise pursuant to Section 20, upon the expiration or earlier termination of the term of lease of each item of Equipment leased hereunder, Lessee shall at its expense return such item to National City at such location as National City may designate, in the condition required to be maintained by Section 7 hereof.

3. NO WARRANTIES. Lessee acknowledges that: National City is the manufacturer of the Equipment nor the manufacturer's agent nor a dealer therein; and NATIONAL CITY HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS, CONDITION, DESIGN OR OPERATION OF THE EQUIPMENT, ITS FITNESS FOR A PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE EQUIPMENT OR WORKMANSHIP IN THE EQUIPMENT NOR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER. Lessee confirms that it has made (or will make) the selection of each item of Equipment on the basis of its own judgment and expressly disclaims reliance upon any statements, representations or warranties made by National City. National City shall not be liable to Lessee for any matter relating to the ordering, manufacture, purchase, delivery, assembly, installation, testing, operation or expense of any kind caused by the Equipment. National City shall not be liable for any consequential damages as that term is used in UCC (S)2-719(3). National City hereby assigns to Lessee all rights which National City has or may acquire against any manufacturer, supplier, or contractor with respect to any warranty and representation relating to the Equipment leased hereunder. Lessee acknowledges that Lessee has reviewed and approved the Purchase Order, Supply Contract or Purchase Agreement covering the Equipment purchase from the vendor or Supplier thereof for lease to Lessee.

4.  EQUIPMENT TO REMAIN PERSONAL PROPERTY; LOCATION; IDENTIFICATION:
    INSPECTION. Lessee represents that the Equipment shall be and at all times remain separately identifiable personal property. Lessee shall, at its expense, take such action as may be necessary to prevent any third party from acquiring any right to or interest in the Equipment by virtue of the Equipment being deemed to be real property or a part of other personal property and shall indemnify National City against any loss which it may sustain by reason of Lessee's failure to do so, unless such person is claiming the right or interest by, through or under National City. Upon the request of National City, which shall not be more frequently than once each calendar quarter, Lessee shall provide National City with a periodic list of the location of the Equipment. If requested by National City, Lessee shall attach to and maintain on the Equipment a conspicuous plate or marking disclosing ownership therein. National City or its representatives may, at reasonable times, inspect the Equipment.

5. TAXES; INDEMNITY. Lessee agrees to pay, and to indemnify and hold National City harmless from, all license fees, assessments, and sales, use, property, excise and other taxes and charges(other than federal income taxes and taxes imposed by any other jurisdiction which are based on, or measured by,

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    the net income of National City for reasons other than the ownership or leasing of the Equipment in that jurisdiction) imposed upon or with respect to

    (a) the Equipment or any part thereof arising out of or in connection with the shipment of Equipment or the possession, ownership, use or operation thereof, or

    (b) this Agreement or the consummation of the transactions herein contemplated.

    National City shall prepare and file any and all returns required in connection with the obligations which Lessee has assumed under this section, except such filings as National City may, at its option, direct Lessee to make. Each party shall upon request furnish the other a copy of any such filing made or governmental invoice received covering such obligations. Lessee further agrees to assume liability for, and to indemnify and hold National City harmless against, all claims, costs, expenses, damages and liabilities arising from or pertaining to the manufacture, assembly, installation, ownership, use, possession and operation of the Equipment, including, without limitation, latent and other defects, whether or not discoverable by Lessee or any other person, any expense, liability or loss directly or indirectly related to or arising out of any injury to any person or tangible or intangible property, whether arising from negligence or under any theory of strict or absolute liability or any other cause, or any claim for patent or copyright infringement, together with all legal fees and expenses reasonably incurred by National City in connection with any liability asserted against it, whether groundless or otherwise. Lessee shall, and shall cause all other persons, if any, operating or in possession of the Equipment to, comply at all times and in all respects with all laws (whether federal, state, or local and whether statutory, administrative, judicial, or other) and with every lawful governmental order (whether administrative or judicial) pertaining to the operation, and use of the Equipment and, without limiting the generality of the foregoing, will, and will cause each such person to,

    (i) operate, and use the Equipment in compliance with all Environmental Laws and handle all Hazardous Materials in compliance therewith, and

   (ii) comply with and keep in full effect each approval, certification, license, permit, or other authorization required by any Environmental Law for the conduct of any activity upon or within the Equipment, and will indemnify National City from and against any and all liabilities and any and all fees, costs and expenses arising out of use of the Equipment for the purposes of cleaning, treatment, storage or transportation of hazardous materials.

    "Environmental Law" means the Clean Air Act (42 USC (S)7401 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act (42 USC (S)9601 et seq.), the Hazardous Material Transportation Act (49 USC
    (S)1801 et seq.), the Resource Conservation and Recovery Act (42 USC
    (S)6901 et seq.), the Federal Water Pollution Control Act (33 USC (S)1251 et seq.), the Toxic Substances Control Act (15 USC (S)2601 et seq.) and the Occupational Safety and Health Act (29 USC (S)651 et seq.), as such laws have been or hereafter may be amended, and the regulations promulgated pursuant thereto, and any and all similar present or future federal, state, or local laws and the regulations promulgated pursuant thereto and "Hazardous Material" means any chemical, material, or substance which could be

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    detrimental to animal health, human health, vegetation, the environment, or the Equipment which is, or the disposal, manufacture, release, storage, or transport of which is, or exposure to which is, prohibited, restricted, or otherwise regulated under any Environmental Law;

    The agreements and indemnities contained in this section shall survive the expiration or earlier termination of this Agreement.

6.  ASSIGNMENTS; SUBLETTING; ENCUMBRANCES.

    (a) LESSEE WILL NOT WITHOUT NATIONAL CITY'S PRIOR WRITTEN CONSENT, ASSIGN OR TRANSFER THIS LEASE OR ANY INTEREST HEREIN, OR SUBLEASE OR RELINQUISH POSSESSION OF, OR CREATE OR SUFFER TO EXIST ANY LIEN, MORTGAGE, SECURITY INTEREST OR ENCUMBRANCE UPON THE EQUIPMENT, PROVIDED, HOWEVER, LESSEE MAY SUBLEASE AND TRANSFER POSSESSION OF ANY EQUIPMENT TO ANY SUBSIDIARY, THE MAJORITY OF THE VOTING STOCK OF WHICH IS OWNED BY THE GUARANTOR.

    (b) National City may assign or transfer this Lease or National City's interest in the Equipment without notice to Lessee. Any assignee of National City shall have all of the rights, but none of the obligations, of National City under this Lease and Lessee agrees that it will not assert against any assignee of National City any defense, counterclaim, or offset that Lessee may have against National City. Lessee acknowledges that any assignment or transfer by National City shall not adversely change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee.

7. USE; REPAIRS; ETC. Lessee will cause the Equipment to be operated in accordance with the manufacturer's or supplier's instructions or manuals by competent and duly qualified personnel only and in compliance with all laws and regulations and the insurance policies required to be maintained hereunder. Lessee shall, it its own cost and expense, maintain the Equipment in operating condition. Replacement parts shall be free and clear of any mortgage, lien, charge, or encumbrance (and title thereto shall vest in National City immediately upon installation, attachment or incorporation of the same in, on or into such Unit). Upon termination of this Lease, at the expiration of the Lease Term or otherwise, the Equipment shall be returned to National City in as good operating condition as when it became subject to this Lease, ordinary wear and tear excepted, and in such condition as to be acceptable to the manufacturer for regular maintenance without any remedial maintenance. Lessee will not alter or add to the Equipment without National City's prior written consent. Lessee will remove any attachments, alterations or accessories and return the Equipment to its original condition, normal wear and tear excepted, at the termination of this Lease if National City shall so demand. In the absence of such demand, all attachments, alterations or accessories shall become part of the Equipment at the time of their attachment thereto.

8. LOSS; DAMAGE. If National City reasonably determines that any Equipment is lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for normal use for any reason, or in the event of any condemnation, confiscation, seizure, or requisition of title to or use of such Equipment (a "Casualty Occurrence"), Lessee will, at the option of National City, either

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    (a)  replace the same with Equipment in good repair or

    (b) promptly pay to National City an amount equal to the Rent in respect of the Equipment suffering a Casualty Occurrence due and payable on the Rent payment date next following the date of the Casualty Occurrence, plus a sum equal to the Stipulated Loss Value of such Equipment determined as of the Rent payment date next following the date of the Casualty Occurrence as set out in the appropriate Schedule, less any physical damage insurance proceeds paid to National City as a result of said Casualty Occurrence.

    As of the date on which the Stipulated Loss Value is due, the Rent for such Equipment shall cease to accrue and the term of this Lease as to such Equipment shall terminate and (except in the case of loss, theft or complete destruction of the Equipment) National City shall be entitled to recover possession of the Equipment. National City hereby appoints Lessee its agent to dispose of any Equipment suffering a Casualty Occurrence at the best price obtainable on an "as is, where is" basis without recourse or warranties of any kind. Provided that National City has been paid the Stipulated Loss Value and all Rent and other sums due and owing as to such Equipment, Lessee shall be entitled to the net proceeds of such sale to the extent such proceeds do not exceed the Stipulated Loss Value of such Equipment. Any excess shall be paid to National City.

9. INSURANCE. Lessee shall maintain at all times on the Equipment, at Lessee's expense, property damage, direct damage and public liability insurance in such amounts, against such risks and in such form and with such insurers as shall be satisfactory to National City. The required insurance shall be specified in the applicable Schedule; provided, that the amount of direct damage insurance shall not on any date be less than the full replacement value of the Equipment as of such date. Each public liability insurance policy will name National City as additional named insured as its interests may appear and each damage insurance policy will name National City as loss payee, and each insurance policy shall contain a clause requiring the insurer to give to National City at least 30-days prior written notice of any alteration of the terms or cancellation of such policy. Lessee shall furnish to National City a certificate or other evidence satisfactory to National City that such insurance coverage is in effect, provided, however, that National City shall be under no duty to ascertain as to the existence or adequacy of such insurance. National City makes no representation that the minimum insurance coverage requirements in a Schedule will be adequate at all times to satisfy Lessee's obligations hereunder. Lessee has the responsibility to provide additional insurance coverage to maintain coverage hereunder in an amount adequate to fulfill its obligation hereunder and is consistent with insurance coverage for similar risks in Lessee's industry or line of business.

10. NONCANCELLABLE AGREEMENT; LESSEE'S OBLIGATIONS UNCONDITIONAL. This Agreement cannot be canceled or terminated except as expressly provide herein. Lessee agrees that its obligation to pay all rent and other amounts payable hereunder and to perform its duties with respect hereto shall be absolute and unconditional under any and all circumstances, including, without limitation, the following:

    (a) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against National City, the manufacturer, or supplier of any Equipment or anyone else for any reason whatsoever;

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    (b)  any defect in the condition, design, title, operation or fitness for use, or any damage to or loss of any Equipment;

    (c) any insolvency, reorganization or similar proceedings by or against Lessee; or

    (d) any other event or circumstances whatsoever, whether or not similar to the foregoing.

    Each rent or other payment made by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment from National City for any reason whatsoever.

11. EVENTS OF DEFAULT AND REMEDIES. An Event of Default shall occur hereunder if Lessee:

    (a) shall fail to make any payment of rent or other amount owing hereunder when due and such failure shall continue for a period of 10 days;

    (b) shall fail to perform or observe any other covenant, agreement or condition hereunder within 30 days of written notice thereof being given by National City to Lessee, or if more than 30 days are reasonably required, Lessee fails to commence to diligently perform such obligations within such 30 days;

    (c) shall make any representation or warranty to National City herein or in any document or certificate furnished National City in connection herewith which shall prove to be materially incorrect at the time made;

    (d) shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver;

    (e) after 60 days if a trustee or receiver shall be appointed for Lessee or for a substantial part of its property or for the Equipment, or reorganization, arrangement, insolvency, dissolution or liquidation proceedings shall be instituted by or against Lessee and such appointment or proceedings are not terminated within such time;

    (f) shall suffer an adverse material change in its financial condition from the date hereof, and as a result thereof National City deems itself or any of its Equipment to be insecure; or

    (g) shall be in default under any other agreement at any time executed with National City or any affiliate or subsidiary of National City Corporation then National City may, after National City notifies Lessee of such default and Lessee has failed to cure such default in the applicable period set forth above, declare this Agreement to be in default and may do one or more of the following with respect to any or all of the Equipment as National City in its sole discretion may elect, to the extent permitted by, and subject to compliance with any mandatory requirements of applicable law then in effect:

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         (i)   terminate this Lease effective immediately; or

         (ii) demand that Lessee, and Lessee shall at its expense upon such demand, return the Equipment promptly to National City in the manner and condition required by and otherwise in accordance with the provisions of Section 2 hereof, as if the Equipment were being returned at the expiration of its term of lease hereunder, or National City, at its option, may enter upon the premises where the Equipment is located and take possession of and remove the same by summary proceedings or otherwise, all without liability to Lessee for damage to property or otherwise, provided that there occurs no breach of the peace and further provided that if the Equipment is located on an Environmental Protection Agency permit site or is being used for the cleaning, treatment, storage or transportation of hazardous materials, National City's actions shall be governed by all applicable Environmental Laws, all without liability to Lessee for damage to property or otherwise; or

         (iii) take possession of any or all Equipment and remove the same without liability for injuries suffered through or loss caused by such repossession provided that there occurs no breach of the peace and further provided that if the Equipment is located on an Environmental Protection Agency permit site or is being used for the cleaning, treatment, storage or transportation of hazardous materials, National City's actions shall be governed by all applicable Environmental Laws, all without liability to Lessee for damage to property or otherwise. In the event National City proceeds pursuant to this subsection (iii), National City may sell any or all Equipment at public or private sale as is commercially reasonable given the existing conditions on an "as is, where is" basis without recourse or warranties of any kind, or otherwise hold, use, operate, or keep idle such Equipment, as National City in its sole discretion determines is commercially reasonable free and clear of all rights of Lessee; or

         (iv) whether or not National City has exercised any other right hereunder, by written notice to Lessee, cause Lessee to pay National City (as liquidated damages for loss of a bargain and not as a penalty) on the date specified in such notice an amount equal to the Rent due and payable on the first day of the month following the date of the notice of Lease termination plus a sum equal to the appropriate Stipulated Loss Value determined as of the first of the month following the date of the notice of Lease termination as set out in the applicable Schedule; or

         (v) National City may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

         In addition, Lessee shall pay National City all costs and expenses incurred by National City as a result of Lessee's default hereunder or the termination hereof, including, without limitation, reasonable attorney's fees and costs arising out of repossession and disposal of the Equipment.

         Provided Lessee has previously paid to National City the sum of the Stipulated Loss Value, Rent due and owing and other costs and expenses incurred pursuant hereto, Lessee shall be entitled to the net proceeds of any such sale, disposition or re-lease of the Equipment to the extent they do not exceed the Stipulated Loss Value. Any excess shall be retained by National City. To the extent the Equipment is re-

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         leased by National City, Lessee shall be credited the present value of the lease rental stream at the discount rate of National City Bank Prime as of the date the release is agreed to between the parties. Furthermore, to the extent the parties to this Lease need to determine the present value of any moneys due under the Lease, the parties agree that the discount rate shall be National City Bank Prime.

In addition, Lessee shall continue to be liable for all indemnities under this Lease and for all reasonable attorney fees and other costs and expenses resulting form the termination hereof and/or the exercise of National City's remedies, including placing any Equipment in the condition required by Section 7 hereof. Except as expressly provided above, no remedy referred to in this section is exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to National City at law or equity; and the exercise or beginning of exercise by National City of any one or more of such remedies shall not preclude the simultaneous or later exercise by National City of any other remedies. No express or implied waiver by National City of an Event of Default shall constitute a waiver of any other or subsequent Event of Default.

12.  INDEMNIFICATION FOR TAX BENEFITS.

     (a) National City, as the owner of the Equipment, shall be entitled to such deductions, credits and other benefits as are provided by the Internal Revenue Code of 1986, as amended, (hereinafter called the "Code") to an owner of property.

     (b) Lessee agrees that neither it nor any corporation controlled by it, in control of it, or under common control with it, directly or indirectly, will at any time take any action or file any returns or other documents inconsistent with the foregoing and that each of such corporations will file such returns, take such action and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent thereof. Lessee agrees to copy or make available for inspection and copying by National City such records as will enable National City to determine whether it is entitled to the benefit of any amortization or depreciation deduction which may be available from time to time with respect to the Equipment.

     (c) If National City, under any circumstances or for any reason whatsoever, except for acts of National City or future changes in the Code, shall lose, shall not have or shall lose the right to claim, or there shall be disallowed or recaptured all or any portion of the federal tax depreciation deductions with respect to any item of Equipment based on depreciation or National City's full cost of such item of Equipment and computed on the basis of a method of depreciation provided by the Code as National City in its complete discretion may select, then Lessee agrees to pay National City upon demand an amount which, after deduction of all taxes required to be paid by National City in respect to the receipt thereof under the laws of any federal, state or local government or taxing authority of the United States or of any taxing authority or governmental authority of any foreign country, shall be equal to the sum of

          (i) an amount equal to the additional income taxes paid or payable by National City in consequence of the failure to obtain the benefit of a depreciation deduction, and

          (ii) any interest and/or penalty which may be assessed in connection with any of the foregoing.

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     (d)  The provisions of this Section 12 shall survive the expiration or earlier termination of this Agreement.


13. NATIONAL CITY'S RIGHTS TO PERFORM. If Lessee fails to make any payment required to be made hereunder or fails to comply with any other agreements contained herein, National City may make such payment or comply with such agreement, and the amount of such payment and the reasonable expenses of National City incurred in connection with such payment or compliance, shall be payable by Lessee on demand.

14. FURTHER ASSURANCES. Lessee will, at its expense, promptly and duly execute and deliver to National City such further documents and assurances and take such further action as National City may from time to time request in order to more effectively carry out the intent and purpose of this Agreement so as to establish and protect the rights, interest and remedies intended to be created in favor of National City hereunder, including, without limitation, the execution and filing of financing statements and continuation statements with respect to the Equipment and this Agreement. Lessee authorizes National City to effect any such filing (including the filing of any financing statements without the signature of Lessee) and National City's expenses with respect thereto shall be payable by Lessee on demand.

15. NOTICES. All notices and other communications required to be given to any party hereunder shall be in writing and delivered or mailed by regular mail to such party at the address set forth above or at such other address as it may designate to other parties.

16. MISCELLANEOUS. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee waives any provision of law which renders any provision hereof unenforceable in any respect. Provided the Lessee is not in default under any provision of this Lease, National City shall not interfere with Lessee's quiet enjoyment of the use of the Equipment pursuant to the terms of this Agreement and National City shall defend and protect such quiet enjoyment against all persons claiming by, through or under National City. This Agreement and the provisions hereof shall inure to the benefit of National City and its successors and assigns, and shall be binding on and inure to the benefit of Lessee and its successors and assigns.

 17. CONDITIONS PRECEDENT. The obligation of National City contained in
     Section 1 hereof shall be subject to the following conditions precedent:

     (a) there shall have occurred no material adverse change in the business or the financial condition of Lessee from the date hereof until the Commencement Date of any Schedule;

     (b) Lessee shall have furnished National City with a certificate or other evidence satisfactory to National City that insurance coverage as required by Section 9 thereof is in effect as to the item of Equipment desired to be leased;

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     (c)  unless specifically waived by National City, Lessee shall have furnished National City opinions of counsel as this Agreement, in form and substance acceptable to National City; and

     (d) all other instruments and legal and corporate proceedings in connection with the transactions contemplated herein shall be satisfactory in form and substance to National City, and counsel to National City shall have received copies of all documents which it may have requested in connection therewith.

     If any of the above conditions is not satisfied at the time Lessee submits any Schedule, National City shall have no obligation under this Agreement to lease the items of personal property covered thereby to Lessee.

18. FINANCIALS. Lessee agrees that for so long as any item of Equipment shall be leased under this Agreement, Lessee will deliver or cause to be delivered to National City

     (a) as soon as practicable, and in any event within sixty (60) days after the end of each quarterly period (other than the fourth quarterly period) for each fiscal year of OHM Corporation (the 'Guarantor'), the balance sheet of Guarantor as of the end of such quarterly period together with the related statements of income and expenses for such quarterly period all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by Guarantor's chief financial officer or principal accounting officer; and

     (b)  as soon as practicable, and in any event within one hundred twenty
          (120) days after the close of each fiscal year of Guarantor, the audited balance sheet of Guarantor as of the end of such fiscal year together with related statements of income and surplus for such fiscal year all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by Ernst & Young, or if Ernst & Young is not the Guarantor's auditor, then by an independent public accountant reasonably acceptable to National City.

19. REPRESENTATION, WARRANTIES AND COVENANTS. Lessee represents, warrants and covenants that

     (a) Lessee is duly organized and validly existing in good standing under the laws of the state of its incorporation and is duly qualified and licensed to do business as a foreign corporation in good standing in those jurisdictions where such qualifications are necessary to authorize Lessee to carry an its present business and operations and to own its properties or to perform its obligations hereunder;

     (b) Lessee has full power, authority and legal right to execute, deliver and carry out as Lessee the terms and provisions of this Agreement and any other documents in connection with this lease transaction;

     (c) Lessee's execution, delivery and performance of this Agreement and the other documents and agreements referred to herein, and the performance of its obligations under this Agreement have all been authorized by all necessary corporate action, do not require the approval or consent of stockholders, or of any trustee or holders of any indebtedness or obligation of Lessee and will not violate any law, governmental rule, regulation or order binding upon Lessee or any provision of any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it is bound or to which it is subject, and will not violate any provision of the Certificate of Incorporation, By-laws or any preferred stock agreement of Lessee;

     (d) except as set forth in Guarantor's Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1995, there are no pending or threatened investigations, actions or proceedings before any court or administrative agency or other tribunal body, which seek to question or set aside any of the transactions contemplated by this Agreement, or which, if adversely determined, would materially affect the condition, business or operation of Lessee;

     (e) Lessee is not in default in any material manner in the payment or performance of any of its obligations or in the performance of any contract, agreement or other instrument to which it is a party or by which it or any of its assets may be bound;

     (f) the balance sheet of Guarantor as of the end of its most recent fiscal year and the related profit and loss statement of the Guarantor for the fiscal year ended on said date, including the related schedules and notes, together with the report of an independent certified public accountant, heretofore delivered to National City, are all true and correct and present fairly

          (x) the financial position of Lessee as at the date of said balance sheet and

          (y) the results of the operations of Guarantor for said fiscal year;

     (g) all proceedings required to be taken to authorize the lease of the Equipment from National City and to protect National City's interest in such Equipment, free and clear of all liens and encumbrances whatsoever, have been taken;

     (h) Guarantor has no significant liabilities (contingent or otherwise) which are not disclosed by or reserved against the financial statements referred to in (f) above;

     (i) all the financial statements referred to in (f) above have been prepared in accordance with generally accepted accounting principles and practices applied on a basis consistently maintained throughout the period involved;

     (j) there has been no change which would have a material adverse effect on the business or financial condition of Lessee from that set forth in the balance sheet referred to in (h) above;

     (k) no authorization, consent, approval, license, exemption of or filing or registration with court, governmental unit or department, commission, board, bureau, agency, instrumentality or the like is required or necessary for the valid execution and delivery of the Agreement, any bill of sale and the other documents and agreements referred to herein;

     (l) this Master Lease Agreement, the Schedules and any accompanying documents, having been duly authorized, executed and delivered to National City, constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with the terms thereof except as such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally;

     (m) the Equipment is personal property and neither real property nor a fixture;

     (n) as of the Commencement Date of each item of Equipment, a reasonable estimate of the estimated fair market value of such item of Equipment at the end of the lease term thereof will be at least 20% of National City's cost thereof (without including in such value any increase or decrease for inflation or deflation, and after subtracting from such value any cost for removal and delivery of possession of Equipment to National City at the end of the lease term thereof); and

     (o) as of the Commencement Date of each item of Equipment, a reasonable estimate of the estimated useful life of such item of Equipment at the end of the original lease term will be at least two years beyond the lease term thereof.

20. OPTIONS. National City and Lessee hereby agree that so long as no Event of Default shall have occurred and be continuing, Lessee shall have such options as set forth in the Schedule.

21. CHOICE OF LAW. The rights and liabilities of the parties under this Agreement and each Schedule shall be interpreted, enforced and governed in all respects by the laws of the Commonwealth of Kentucky. Lessee hereby consents and subjects itself to the jurisdiction of every local, state and federal court within the Commonwealth of Kentucky, agrees that except as otherwise required by law, Lessee shall never file or maintain any action or proceeding in connection with this Agreement or any
     Schedule in any court outside the Commonwealth of Kentucky.

22. ATTORNEY'S FEES. If National City or Lessee commences any action to enforce or define any right or obligation of Lessee under this Agreement or any Schedule, the unsuccessful party shall pay to the other party all reasonable attorney's fees and all other legal expenses (including for expert and other witnesses) for preparation, negotiation, filing, maintenance, defense, settlement and appeal of litigation paid or incurred by that party.

23. HEADINGS. The headings for the various sections of this Agreement are intended solely for convenience of reference and are not intended nor shall they be used to construe, explain, modify or place any meaning upon any provision hereof.

24. MODIFICATION. Neither this Agreement nor any Schedule can be modified or amended except by written agreement signed and currently dated by both signatories hereto. Lessee's initials: /s/ PKB
                                             -------

25.  COUNTERPARTS; ORIGINALS. The parties may execute this Agreement and any
     Schedule in any number of counterparts. All such counterparts of this Agreement shall constitute one Agreement. One copy of the Agreement and each Schedule shall be designated as the "Original' and all other copies shall be "Duplicates". Only the "Original" shall constitute chattel paper.

26. LESSEE'S ACKNOWLEDGMENT OF NO EXTRINSIC PROMISES. LESSEE AGREES THAT THERE HAVE BEEN NO REPRESENTATIONS, AGREEMENTS, STATEMENTS, PROMISE, UNDERSTANDINGS OR INDUCEMENTS (COLLECTIVELY IN THIS SECTION "PROMISES") MADE TO LESSEE BY OR ON BEHALF OF NATIONAL CITY OR ANY THIRD PERSON IN CONNECTION WITH THIS AGREEMENT, ANY SCHEDULE, ANY EQUIPMENT LEASED HEREUNDER, OR ANY PRESENT OR FUTURE TRANSACTION OF WHICH THIS AGREEMENT AND/OR ANY SCHEDULE IS OR BECOMES A PART OTHER THAN THOSE PROMISES, IF ANY, EXPRESSLY IN WORDS MADE IN THIS AGREEMENT AND EACH SCHEDULE.

27. ENTIRE AGREEMENT. THIS AGREEMENT IS AN INTEGRATION AND EACH SCHEDULE IS AN INTEGRATION AND RESPECTIVELY THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF EACH TRANSACTION EMBRACED THEREBY. ALL AGREEMENTS, REPRESENTATIONS, PROMISES, INDUCEMENTS, STATEMENTS AND UNDERSTANDINGS, PRIOR TO AND CONTEMPORANEOUS WITH THIS AGREEMENT AND PRIOR TO AND CONTEMPORANEOUS WITH EACH SCHEDULE, WRITTEN OR ORAL, BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF EACH SUCH TRANSACTION, IF ANY, ARE AND EACH IS SUPERSEDED BY THIS AGREEMENT AND BY EACH SCHEDULE AS IT IS EXECUTED.

Executed as of 7th day of June, 1996.

By execution hereof, the signer hereby certifies that he has read this Agreement and that he is duly authorized to execute this Master Equipment Lease Agreement on behalf of the Lessee.

                          OHM Remediation Services Corp.

                          By: /s/ Pamela K. Beall
                              ___________________________

                          Title: Treasurer
                                 ------------------------

                          National City Leasing Corporation

                          By: ___________________________


                          Title: Vice President
                                 ------------------------

                   UNCONDITIONAL AND CONTINUING GUARANTEE
                   --------------------------------------

For One Dollar and other valuable consideration, receipt of which is acknowledged, and to induce NATIONAL CITY LEASING CORPORATION ('Lessor), to lease certain equipment to OHM REMEDIATION SERVICES CORPORATION ("Lessee'), and in consideration thereof, the undersigned (the "Guarantor") absolutely and unconditionally guarantees the prompt and punctual payment when due, by acceleration or otherwise, of each obligation, direct, indirect or contingent, now existing or hereafter created or acquired and howsoever the same may be evidenced (the "Guaranteed Obligation"), of Lessee to Lessor, together with all interest, charges and penalties accruing thereon, and the faithful, punctual and complete performance by Lessee of all of the terms and conditions contained in all leases, agreements or other instruments evidencing or pertaining to any Guaranteed Obligation(s).

1. The undersigned agrees that Lessor may take the following actions without affecting the liability of the undersigned even if the undersigned has not expressly consented.

    a. The amount, time or manner of payment of rent or other sums reserved in any Guaranteed Obligation(s) may be changed from time to time as agreed to in good faith between Lessee and Lessor.

    b. Property now or hereafter leased to Lessee or pertaining to any Guaranteed Obligation(s) may be sold, exchanged, surrendered or-otherwise dealt with by Lessor.

    c. Settlements, compromises, compositions, accounts stated and agreed balances pertaining to any Guaranteed Obligation(s) may be effected in good faith between Lessor and Lessee.

    d. Lessor may modify, waive, supplement or otherwise change the terms, conditions, provisions, restrictions or liabilities contained in one or more leases, agreements or other instruments evidencing, securing or pertaining to any Guaranteed Obligation(s).

2. Before calling upon the undersigned for payment of any Guaranteed Obligation(s), Lessor need not resort to or exhaust its remedies against Lessee or against any other party or parties liable on a lease or to resort to property pertaining to a lease.

3. The liability of the undersigned shall in no way be released, mitigated or otherwise affected by

    a. the release or discharge of Lessee in any creditors' proceeding, receivership, bankruptcy or other proceedings; or the commencement or pendency of any such proceedings;

    b. the impairment, limitation or modification of the liability of Lessee or the estate of Lessee in bankruptcy or of any remedy for the enforcement of the Lessee's liability under any instrument evidencing any Guaranteed Obligation, or under any other instrument executed and delivered in connection therewith, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from a decision in any court; or

    c. any assignment or transfer of any instrument evidencing any Guaranteed Obligation by operation of law or otherwise.

4. This Guarantee is effective immediately and shall continue indefinitely, unaffected by the death or incompetency or insolvency of the undersigned, subject to the fight of the undersigned or of undersigned's personal representative to terminate liability hereunder as to each obligation of Lessee arising after written notice of such termination has been received by Lessor. If at any time any whole or partial payment of any Guaranteed Obligation is rescinded or must otherwise be restored or returned by Lessor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Lessee or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer of Lessee, this Guarantee shall continue to be effective, or be reinstated, as the case may be, all as though such payment had not been made. This Guarantee shag be construed in accordance with the laws of the State of Ohio and Guarantor consents and subjects itself to the jurisdiction of every local, state and federal court within Cuyahoga County, Ohio. This guarantee shall inure to the benefit of Lessor, its successors and assigns to any other holder(s) of any Guaranteed Obligation(s), shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned. If this guarantee is signed by more than one person, firm or corporation, this guarantee shall constitute a joint and several guarantee.

5. The undersigned will deliver to Lessor when requested, and in any event not less frequently than once each year financial statements and cash flow statements in form and substance prepared by the undersigned in the ordinary course of business and consistent with post practice.

6. The undersigned represent and warrant to Lessor that all financial statements furnished to Lessor will accurately reflect in all material respects the financial conditions and operation of the undersigned at the times and for the periods therein stated. The undersigned, H a corporation, further represents and warrants that it is duly organized and existing under the laws of the state of its incorporation, that the execution, delivery and performance of this Guarantee are within its corporate powers, have been duty authorized, are not in contravention of law or the terms of its charter or by-laws, or of any indenture, agreement or undertaking to which it is a party or by which it is bound, and that the execution of this Guarantee is in furtherance of the business purposes of the undersigned.

This Unconditional and Continuing Guarantee is on June 3, 1996.

                                OHM CORPORATION


                                By: /s/ John J.
                                    ---------------

                                Title: Vice President and Secretary
                                       ----------------------------

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